UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________
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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Owens & Minor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OWENS & MINOR, INC.
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020
The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Owens & Minor, Inc. (the “Company”), dated March 19, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, May 1, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 6, 2020.
PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2020
To the Shareholders of Owens & Minor, Inc.:
In light of ongoing coronavirus (COVID-19) developments and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Owens & Minor, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 1, 2020 at 9:00 a.m. Eastern Time; however, the Annual Meeting will be held in a virtual meeting format only, via the Internet. You will not be able to attend the Annual Meeting in person.
As described in the proxy materials previously distributed in connection with the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 6, 2020, the record date, or hold a properly executed proxy from such a record holder. To be admitted to the Annual Meeting at www.meetingcenter.io/274660819, you must enter the 15-digit control number found on your proxy card, voting instruction form or notice you previously received. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. We encourage you to access the meeting in advance of the designated start time.
You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. However, whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.
By Order of the Board of Directors,

/s/ Nicholas J. Pace
Nicholas J. Pace
Executive Vice President, General Counsel & Corporate Secretary

The Annual Meeting on May 1, 2020 at 9:00 a.m. Eastern Time will be accessible at
www.meetingcenter.io/274660819.
The Owens & Minor, Inc. 2020 Proxy Statement and 2019 Annual Report/Form 10-K to shareholders are available on our Investor Relations website at http://owens-minor.com. Additionally, you may access our proxy materials at www.envisionreports.com/OMI, a site that does not have “cookies” that identify visitors to the site.